As filed with the Securities and Exchange Commission on December 5, 2008

Registration 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ZYMOGENETICS, INC.

(Exact name of registrant as specified in its charter)

Washington	91-1144498
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1201 Eastlake Avenue East

Seattle, Washington 98102

(206) 442-6600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Bruce L.A. Carter, Ph.D.

Chief Executive Officer and Chairman of the Board

ZymoGenetics, Inc.

1201 Eastlake Avenue East

Seattle, Washington 98102

(206) 442-6600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Andrew Bor

Jens Fischer

Perkins Coie LLP

1201 Third Avenue, Suite 4800

Seattle, Washington 98101-3099

(206) 359-8000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common stock, no par value	1,500,000	$2.53	$3,795,000	$150

(1)	Includes shares of common stock issuable upon the exercise of warrants, upon the redemption of those warrants following certain major transactions and events of default, and upon the occurrence of certain events specified in the warrants. Pursuant to Rule 416(a) under the Securities Act, this registration statement also includes such additional shares as may hereafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or similar transactions.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act based on the average of the high and low reported sales prices on The Nasdaq Global Market on December 1, 2008.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 5, 2008

PROSPECTUS

1,500,000 Shares of

Common Stock

This prospectus relates to the offer and sale of up to 1,500,000 shares of our common stock by the selling shareholders listed on page 4, including their transferees, pledgees or donees or their respective successors, which covers shares of our common stock issuable upon the exercise of warrants to purchase shares of common stock, upon the redemption of those warrants following certain major transactions and events of default, and upon the occurrence of certain events specified in the warrants. We are registering these shares on behalf of the selling shareholders to be offered and sold by them from time to time. We will not receive any proceeds from any resale of the shares of common stock being offered by this prospectus.

The selling shareholders may offer and sell our common stock to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. If any underwriters are involved in the sale of our common stock offered by this prospectus and any prospectus supplement, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, may be set forth, or may be calculable from the information set forth, in an applicable prospectus supplement. We will not be paying any underwriting discounts or commissions in this offering.

You should read this prospectus and any prospectus supplement carefully before you invest in our common stock. This prospectus may not be used to offer and sell our common stock unless accompanied by a prospectus supplement.

Our common stock is listed on The Nasdaq Global Market under the symbol “ZGEN.” On December 4, 2008, the last reported sale price of our common stock on The Nasdaq Global Market was $2.29 per share.

Investing in our common stock involves risk. Please see the sections entitled “Forward-Looking Information” and “Risk Factors” contained on pages 1 and 2 of this prospectus and in an applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2008.

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”) using the “shelf” registration process. Under this shelf registration process, the selling shareholders may sell up to 1,500,000 shares of our common stock, which covers shares of our common stock issuable upon the exercise of warrants to purchase shares of common stock, upon the redemption of those warrants following certain major transactions and events of default, and upon the occurrence of certain events specified in the warrants. A prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus and any prospectus supplement together with additional information described below under “Information Incorporated By Reference.”

You should rely only on the information contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with different information. This document may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus, or in any prospectus supplement, is accurate as of any date other than its date regardless of the time of delivery of the prospectus or prospectus supplement or any sale of the securities.

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. We urge you to read carefully both this prospectus and any applicable prospectus supplement accompanying this prospectus, together with the information incorporated herein by reference and as described under the heading “Where You Can Find More Information,” before deciding whether to invest in our common stock.

This prospectus and any related prospectus supplement may include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included in this prospectus are the property of their respective owners.

ABOUT ZYMOGENETICS, INC.

ZymoGenetics is a biopharmaceutical company focused on the discovery, development, manufacture and commercialization of therapeutic proteins for the treatment of human diseases. We have developed and market RECOTHROM® Thrombin, topical (Recombinant). Other product candidates under development span a wide array of clinical opportunities that include cancer, autoimmune and viral diseases. We intend to commercialize product candidates through internal development, collaborations with partners, and out-licensing of patents from our extensive patent portfolio.

We were incorporated in the State of Washington in 1981. Our principal executive offices are located at 1201 Eastlake Avenue East, Seattle, Washington 98102. Our telephone number is (206) 442-6600. Our web site is www.zymogenetics.com. Information contained on our web site does not constitute a part of this prospectus or any accompanying prospectus supplement. Unless the context requires otherwise, in this prospectus and in any accompanying prospectus supplement the terms “ZymoGenetics,” “we,” “us” and “our” refer to ZymoGenetics, Inc. and its subsidiaries.

FORWARD-LOOKING INFORMATION

Our disclosure and analysis in this prospectus, in any prospectus supplement, in the documents incorporated by reference and in some of our other public statements contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. This Act provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information about themselves so long as they identify these statements as forward-looking and provide meaningful cautionary statements identifying important factors that could cause actual results to differ from the projected results. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should” or “will,” or the negative of those terms, or comparable terminology.

Any or all of our forward-looking statements in this prospectus, in any prospectus supplement, in the documents incorporated by reference and in any other public statements we make may turn out to be inaccurate. Forward-looking statements reflect our current expectations or forecasts of future events or results and are inherently uncertain. Inaccurate assumptions we might make and known or unknown risks and uncertainties can affect the accuracy of our forward-looking statements. Accordingly, no forward-looking statement can be guaranteed and future events and actual or suggested results may differ materially.

We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make in our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as in any prospectus supplement relating to this prospectus and other public filings with the SEC.

RISK FACTORS

An investment in our common stock involves risk. You should carefully consider the risks described in the sections entitled “Risk Factors” in any prospectus supplement and those set forth in documents incorporated by reference in this prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2007 filed on February 29, 2008 and subsequent filings, as well as other information in this prospectus, before purchasing our common stock. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a loss of your investment.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, as well as registration and proxy statements and other information, with the SEC. These documents may be read and copied at the SEC’s Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. You can get further information about the SEC’s Public Reference Room by calling 1-800-SEC-0330. The SEC also maintains a web site at www.sec.gov that contains reports, registration statements and other information regarding registrants like us that file electronically with the SEC.

This prospectus is part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act of 1933, as amended (the “Securities Act”). As permitted by the SEC, this prospectus does not contain all the information in the registration statement filed with the SEC. For a more complete understanding of this offering, you should refer to the complete registration statement on Form S-3 that may be obtained from the locations described above. Statements contained in this prospectus or in any prospectus supplement about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it. This means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered a part of this prospectus, and later information we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus (other than information “furnished” under any current report or otherwise “furnished” to the SEC, unless otherwise stated) until this offering is completed, as well as documents filed under such sections after the date of the initial registration statement and prior to effectiveness of the registration statement:

•	Our Annual Report on Form 10-K (File No. 0-33489), filed on February 29, 2008, for the year ended December 31, 2007;

•

Our Quarterly Reports on Form 10-Q (File No. 0-33489), filed on May 6, 2008, August 5, 2008 and November 5, 2008, for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008, respectively;

•	Our Current Reports on Form 8-K (File No. 0-33489), filed on January 22, 2008, June 30, 2008, July 3, 2008, September 3, 2008, October 23, 2008, November 5, 2008 and November 24, 2008;

•	Our Definitive Proxy Statement on Schedule 14A for the 2008 Annual Meeting of Shareholders (File No. 0-33489), filed on April 25, 2008; and

•

The description of our common stock as set forth in our registration statement on Form 8-A (File No. 0-33489), which was filed on January 10, 2002, and any subsequent amendments or reports filed for the purpose of updating such description.

You may obtain any of the documents incorporated by reference through the SEC or the SEC’s web site as described above. You may also obtain copies of these documents, other than exhibits, free of charge by contacting our investor relations department at our principal executive offices located at 1201 Eastlake Avenue East, Seattle, Washington 98102, telephone number (206) 442-6600, or through our web site at www.zymogenetics.com.

USE OF PROCEEDS

We will not receive any proceeds from the sale of our common stock by the selling shareholders. The selling shareholders will receive all of the net proceeds from sales of the common stock sold pursuant to this prospectus. Because the warrants into which certain of the common stock is exercisable can only be exercised on a cashless basis, we would not receive any cash payment from the selling shareholders upon any exercise of the warrants.

SELLING SHAREHOLDERS

The shares of common stock offered by this prospectus may be offered from time to time, in whole or in part, by the selling shareholders or their transferees, pledgees or donees or their respective successors. The selling shareholders may sell up to an aggregate 1,500,000 shares of our common stock pursuant to this prospectus. All of the shares of common stock being offered and sold under this prospectus are shares issuable upon the exercise or redemption of, or upon certain events including events of failure under, warrants held by the selling shareholders that were issued in connection with the execution of a Facility Agreement dated June 26, 2008, as amended on October 22, 2008, by and between us and Deerfield Private Design Fund, L.P., Deerfield Private Design International, L.P. and Deerfield ZG Corporation (“Deerfield ZG”). Deerfield Private Design Fund, L.P. and Deerfield Private Design International, L.P. are the selling shareholders and healthcare investment funds and we collectively refer to them in this prospectus as the “Deerfield Funds.” The Facility Agreement and related agreements with the Deerfield Funds and Deerfield ZG are discussed in more detail below.

Because the selling shareholders may offer all, some or none of their common stock, as well as acquire additional shares of common stock, no definitive estimate as to the number of shares thereof that will be held by the selling shareholders after the offering can be provided. In addition, since the date the selling shareholders provided information regarding their ownership of the shares, they may have sold, transferred or otherwise disposed of all or a portion of their respective shares of common stock or acquired additional shares of common stock in transactions exempt from the registration requirements of the Securities Act. Information concerning the selling shareholders may change from time to time and, when necessary, any changed information will be set forth in a prospectus supplement to this prospectus or other applicable public filing.

The following table sets forth the names of the selling shareholders, the number of shares of common stock beneficially owned by each selling shareholder as of December 4, 2008, the number of shares which may be offered pursuant to this prospectus, and the number and percentage of shares to be owned by each selling shareholder after this offering. For purposes of the following table, we have assumed that the selling shareholders beneficially own all of the shares underlying the warrants held by them and exercised the warrants in full pursuant to a cashless exercise (in both cases, without giving effect to any limitations on beneficial ownership or exercise) and sold all of such shares. The information below is based upon information provided by the selling shareholders.

Name	Shares of Common Stock Owned Prior to the Offering (1)	Shares of Common Stock to be Offered (1)(2)	Shares of Common Stock to be Owned After the Offering (1)(3)	Percentage of Common Stock to be Owned After the Offering (1)(3)
Deerfield Private Design Fund, L.P. (4)	574,500	574,500	0	0%
Deerfield Private Design International, L.P. (4)	925,500	925,500	0	0%

(1)	Based on information available as of December 4, 2008.
(2)	A total of 574,500 shares and 925,500 shares, respectively, are being registered for resale by Deerfield Private Design Fund, L.P. and Deerfield Private Design International, L.P., which includes shares issuable on exercise of warrants as well as shares issuable upon redemption of those warrants following certain major transactions or events of default, and upon the occurrence of certain events specified in the warrants.
(3)	Assumes the sale of all shares of common stock offered by this prospectus.
(4)	James E. Flynn has the power to vote or dispose of the shares held by Deerfield Private Design Fund, L.P. and Deerfield Private Design International, L.P. Mr. Flynn also has voting and dispositive power over 2,468,485 shares held by Deerfield Partners, L.P. and 4,297,951 shares held by Deerfield International Limited.

Other than as noted below, the selling shareholders have not had a material relationship with us within the past three years other than as a result of their ownership of our securities.

On June 26, 2008, we entered into a $100 million funding arrangement with the Deerfield Funds. As part of the funding arrangement, we entered into a Facility Agreement, as amended, with the Deerfield Funds and Deerfield ZG (which provides for the issuance of warrants), a Royalty Agreement, as amended, and a Registration Rights Agreement as described below.

Facility Agreement. Under the Facility Agreement, as amended, the Deerfield Funds and Deerfield ZG committed to loan us up to $100 million in up to four $25 million funding tranches. Any or all of the funding tranches could be drawn under the facility prior to January 27, 2010. Interest on the outstanding balance accrues at a rate of 4.9% per annum, compounded quarterly, which rate increases (i) to 6.9% per annum in the event that our cash and cash equivalents are less than $50 million as of the last day of the immediately preceding fiscal quarter or, (ii) if applicable, pursuant to the Royalty Agreement as described below. Any outstanding balance must be repaid no later than June 26, 2013, and may be prepaid at any time, at our option, without any premium or penalty; provided that payment may be accelerated in certain circumstances, including, but not limited to, an event of default, a change-of-control or sale of a significant amount of our assets.

On entering into the Facility Agreement, we paid to the Deerfield Funds a $1 million transaction fee.

On November 5, 2008, we received $25 million from a draw on the Facility Agreement. As part of the draw, we issued warrants to the Deerfield Funds to purchase an aggregate of 1.5 million shares of our common stock at an exercise price of $10.34 per share. This prospectus relates to the shares of common stock issuable upon the exercise of or otherwise issuable under these warrants.

Royalty Agreement. Under the Royalty Agreement, as amended, we will pay to Deerfield Private Design Fund, L.P. and Deerfield ZG a royalty on net sales of RECOTHROM® in the United States equal to 2% of those net sales for each $25 million funding tranche drawn under the Facility Agreement (with a maximum royalty rate of 8% of the net sales if the full $100 million is drawn under the Facility Agreement). Cumulative royalty payments are capped at an amount ranging from $18.75 million to $45 million depending on the amount drawn under the Facility Agreement, with the royalty obligation beginning when the first funding tranche is drawn and ending when the entire outstanding balance has been repaid.

In addition, the Royalty Agreement provides that in certain instances if our manufacturing or selling of RECOTHROM® is impacted due to the infringement of a third party’s intellectual property rights that results in a material reduction in net sales of RECOTHROM® in the United States, Deerfield Private Design Fund, L.P. and Deerfield ZG have the right to terminate the Royalty Agreement and increase the interest rate under the Facility Agreement to 9.75% per annum (or 11.75% in the event that our cash and cash equivalents are less than $50 million as of the last day of the immediately preceding fiscal quarter).

Warrants. Under the Facility Agreement, we may grant to the Deerfield Funds warrants to purchase up to an aggregate 4.5 million shares of our common stock, of which warrants for 1.5 million shares have been granted pursuant to our $25 million draw as discussed above. On drawing each of the up to three additional $25 million funding tranches, warrants for the purchase of an aggregate 1 million shares will be issued to the Deerfield Funds. The exercise price of the warrants is equal to 125% of the average selling price of our common stock over a 15-day period following the request for a funding. All warrants will have a term of six years. Warrants must be exercised on a cashless basis using a formula based on the average selling price of our common stock over a 10-day period prior to exercise. Further, the ultimate number of shares of common stock to be issued under the terms of the warrants and the exercise prices of the warrants are subject to certain adjustments as set forth in the warrants, including the potential requirement to issue shares of common stock if we fail to comply with certain terms of the warrants. The warrants may not be exercised by the respective holders, and no shares may be issued upon a redemption or in satisfaction of any failure payments, to the extent that the exercise or issuance would cause the holder’s and its affiliates’ and any other persons or entities whose beneficial ownership of our common stock would be aggregated with the holder’s beneficial ownership, as determined in accordance with Section 13(d) of the Exchange Act, to exceed 9.98%.

The warrants also provide that we may be required at the holder’s option to redeem the warrants in certain circumstances, including, but not limited to, an event of default, a change-of-control or sale of a significant amount of our assets. In a redemption, the value of the warrants would be calculated based on a Black-Scholes formula. Under the warrants, we agreed to file and maintain the effectiveness of one or more shelf registration statements with respect to shares of common stock issuable upon redemption of the warrants following certain major transactions or events of default, and upon the occurrence of certain events specified in the warrants.

Registration Rights Agreement. Under the Registration Rights Agreement, we agreed to file and maintain the effectiveness of one or more registration statements and to provide certain piggyback registration rights, with respect to the shares of common stock issuable under the warrants. We will, among other things, file a registration statement with the SEC on or prior to 30 days from the date of each issuance of warrants in order to register the resale of the shares of common stock issuable on the exercise of or otherwise issuable under the applicable warrants. The Registration Rights Agreement provides filing-related and other covenants customary for agreements of that type. This prospectus is part of a registration statement filed pursuant to our obligations under the Registration Rights Agreement and the warrants.

The foregoing summaries of the Facility Agreement, as amended, the Royalty Agreement, as amended, the warrants and the Registration Rights Agreement (and related documents) are qualified in their entirety by reference to the full text of such documents, which are incorporated by reference into the registration statement of which this prospectus is a part.

DESCRIPTION OF CAPITAL STOCK

We are authorized to issue up to 180,000,000 shares of common stock, no par value, and non-voting common stock, no par value, of which 150,000,000 shares are designated as common stock and 30,000,000 shares are designated as non-voting common stock. Our common stock is listed on The Nasdaq Global Market under the symbol “ZGEN.” In addition, we are authorized to issue up to 30,000,000 shares of preferred stock, no par value. The following summary of some of the provisions of the common stock, preferred stock and non-voting common stock is not complete and may not contain all the information you should consider before investing in the common stock. You should read carefully our articles of incorporation and bylaws as amended.

Common Stock

As of December 2, 2008, there were 68,735,062 shares of common stock outstanding, held of record by 89 shareholders. The holders of common stock are entitled to one vote per share on all matters to be voted on by the shareholders and are not entitled to cumulative voting. Subject to the preferences of any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably any dividends our board of directors declares out of funds legally available for the payment of dividends. If we are liquidated, dissolved or wound up, the holders of common stock, together with any holders of non-voting common stock, are entitled to share pro rata all assets remaining after payment of liabilities and liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights or rights to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable, and the shares of common stock that may be offered in this offering, when issued and paid for as provided for in the warrants, will be fully paid and nonassessable.

Preferred Stock

Of the 30,000,000 shares of authorized preferred stock, an aggregate of 6,539,768 shares were previously issued as Series A and Series B mandatorily redeemable convertible preferred stock, which shares subsequently converted into common stock upon completion of our initial public offering. Pursuant to our articles of incorporation, our board of directors has the authority, without further action by the shareholders, to issue up to the remaining 23,460,232 shares of authorized preferred stock in one or more series. Our board of directors also has the authority to fix the designations, powers, preferences, privileges and relative, participating, optional or special rights and the qualifications, limitations or restrictions of any preferred stock issued, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the common stock and the non-voting common stock. Our board of directors, without shareholder approval, may issue preferred stock with voting, conversion or other rights that are superior to the voting and other rights of the holders of common stock. Preferred stock could thus be issued with terms that could delay or prevent a change in control of ZymoGenetics or make removal of management more difficult. In addition, the issuance of preferred stock may decrease the market price of the common stock and may adversely affect the voting and other rights of the holders of common stock. We have no plans at this time to issue any preferred stock.

Non-Voting Common Stock

Of the 30,000,000 shares of common stock designated as non-voting common stock, an aggregate of 9,100,800 shares were previously issued to our former parent, Novo Nordisk, or its affiliates, which shares of non-voting common stock subsequently converted into common stock. Currently there is no non-voting common stock outstanding. Our board of directors has the authority to issue up to the remaining 20,899,200 shares of authorized non-voting common stock. Except as otherwise required by law, the holders of non-voting common stock are not entitled to notice of, or to vote at, any meeting of our shareholders or to vote upon any matter relating to our business or affairs. Subject to the preferences of any outstanding shares of preferred stock, the holders of non-voting common stock are entitled to receive ratably any dividends our board of directors declares out of funds legally available for the payment of dividends. If we are liquidated, dissolved or wound up, the holders of non-voting common stock, together with the holders of common stock, are entitled to share pro rata all assets remaining after payment of liabilities and liquidation preferences of any outstanding shares of preferred stock. Holders of non-voting common stock have no preemptive rights. There are no redemption or sinking fund provisions applicable to the non-voting common stock. Shares of non-voting common stock that are converted into common stock will not be reissued as non-voting common stock.

Shareholders’ Agreement

Certain of our current directors were elected pursuant to a shareholders’ agreement, effective November 10, 2000, as amended. Pursuant to this agreement, we will nominate and Novo Nordisk will vote its shares in favor of two directors designated by Warburg, Pincus Equity Partners, L.P. and certain of its affiliates as long as Warburg, Pincus Equity Partners and these affiliates continue to hold at least 75% of the shares of our common stock issued to Warburg, Pincus Equity Partners and these affiliates upon conversion of our Series B preferred stock at the time of our initial public offering, or one director if Warburg, Pincus Equity Partners and these affiliates continue to hold at least 50% of these shares. Similarly, we will nominate and Warburg, Pincus Equity Partners and certain of its affiliates will vote its shares in favor of two directors designated by Novo Nordisk as long as Novo Nordisk, together with its affiliates, continues to hold at least 75% of the total number of shares of common stock held as of November 10, 2000 together with those shares of common stock resulting from the conversion of our Series A preferred stock, or one director if Novo Nordisk continues to hold at least 50% of these shares of common stock.

Registration Rights

Pursuant to an investors’ rights agreement, the registration rights agreement described under “Selling Shareholders—Registration Rights Agreement” and the warrants described under “Selling Shareholders—Warrants,” certain holders of our common stock and other parties may be entitled to registration rights under the Securities Act with respect to securities they may hold if we propose to register any of our common stock. Such holders may be entitled to notice of registration and to include shares of common stock in the registration at our expense. In addition, such holders may be entitled to require us to file one or more registration statements, including on Form S-3, under the Securities Act at our expense. All of these registration rights are subject to conditions and limitations, including the right of the underwriters of an offering to limit the number of shares included in such registration and, in the case of the investors’ rights agreement, our right to decline to effect such a registration in certain circumstances if the anticipated aggregate offering price in such registration is below a minimum amount. The shares of common stock registered under this registration statement for sale by the Deerfield Funds were registered pursuant to the registration rights agreement described under “Selling Shareholders—Registration Rights Agreement” and the warrants described under “Selling Shareholders—Warrants.”

Antitakeover Effects of Certain Provisions of Articles of Incorporation, Bylaws and Washington Law

Some provisions of our articles of incorporation and bylaws as amended and Washington law may be deemed to have an antitakeover effect and may collectively operate to delay, defer or prevent a tender offer or takeover attempt that a shareholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the shares held by our shareholders. These provisions include:

Issuance of Preferred Stock. As described above, our board of directors, without shareholder approval, has the authority under our articles of incorporation to issue preferred stock with rights superior to the rights of the holders of common stock. As a result, preferred stock could be issued quickly and easily, could adversely affect the rights of holders of common stock and could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult.

Election and Removal of Directors. Our articles of incorporation provide for the division of our board of directors into three classes, as nearly equal in number as possible, with the directors in each class serving for three-year terms, and one class being elected each year by our shareholders. In addition, our directors generally may be removed only for cause. Because this system of electing and removing directors generally makes it more difficult for shareholders to replace a majority of our board of directors, it may discourage a third party from making a tender offer or otherwise attempting to gain control of us and may help maintain the incumbency of our board of directors.

Shareholder Meetings; Consents. Our articles of incorporation provide that our shareholders may call a special meeting only upon the request of holders of at least 25% of the outstanding shares entitled to vote at such meeting. Further, our board of directors, the Chairman of the Board, the Chief Executive Officer and the President each may call special meetings of shareholders. In addition, under Washington law, actions taken by public company shareholders without a shareholder meeting or a vote must be taken by unanimous written consent of the shareholders.

Requirements for Advance Notification of Shareholder Nominations and Proposals. Our bylaws contain advance notice procedures with respect to shareholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee thereof.

Washington Law. Chapter 23B.19 of the Washington Business Corporation Act, with limited exceptions, prohibits a “target corporation” from engaging in certain “significant business transactions” for a period of five years after the share acquisition by an acquiring person, unless (i) the prohibited transaction or the acquiring person’s purchase of shares was approved by a majority of the members of the target corporation’s board of directors prior to the acquiring person’s share acquisition or (ii) the prohibited transaction was both approved by the majority of the members of the target corporation’s board and authorized at a shareholder meeting by at least two-thirds of the outstanding voting shares (excluding the acquiring person’s shares) at or subsequent to the acquiring person’s share acquisition. An “acquiring person” is defined as a person or group of persons that beneficially owns 10% or more of the voting securities of the target corporation. Such prohibited transactions include, among other things:

•	certain mergers or consolidations with, dispositions of assets to, or issuances of stock to or redemptions of stock from, the acquiring person;

•	termination of 5% or more of the employees of the target corporation as a result of the acquiring person’s acquisition of 10% or more of the shares;

•	allowing the acquiring person to receive any disproportionate benefit as a shareholder; and

•	liquidating or dissolving the target corporation.

After the five-year period, certain “significant business transactions” are permitted, as long as they comply with certain “fair price” provisions of the statute or are approved by a majority of the outstanding shares other than those of which the acquiring person has beneficial ownership. A corporation may not “opt out” of this statute.

PLAN OF DISTRIBUTION

We are registering the shares of common stock offered in this prospectus on behalf of the selling shareholders. The term selling shareholders, which as used herein includes pledgees, donees, transferees or other successors-in-interest selling shares received from the selling shareholders as a gift, pledge, partnership distribution or other transfer after the date of this prospectus. The selling shareholders will pay any brokerage commissions and similar selling expenses attributable to the sale of the shares. We will not receive any of the proceeds from this offering. Because the warrants must be exercised on a cashless basis, we will not receive any cash payment from the selling shareholders upon any exercise of the warrants.

The selling shareholders may sell their shares of our common stock to or through underwriters or dealers, through agents, directly to one or more purchasers, or through a combination of these methods, on a continuous or delayed basis. The selling shareholders may use one or more of the following methods when disposing of the shares or interests therein:

•	underwritten public offerings;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through brokers, dealers or underwriters that may act solely as agents;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•

through the writing or settlement of options or other hedging transactions entered into after the effective date of the registration statement of which this prospectus is a part, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•	the distribution of such shares to partners, members or security holders of the selling shareholders;

•	a combination of any such methods of disposition; and

•	any other method permitted pursuant to applicable law.

We will describe the details of any such offering and any changes to the selling shareholders plan of distribution described below, in a supplement to this prospectus or other offering material. To the extent any of the selling shareholders gift, pledge or otherwise transfer the shares offered by this prospectus, such transferees may offer and sell the shares from time to time under this prospectus, provided that this prospectus has been amended under Rule 424(b)(3) or other applicable provision of the Securities Act to include the name of such transferee in the list of selling shareholders under this prospectus.

The selling shareholders may distribute our common stock from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices at the time of sale; or

•	negotiated prices.

Any applicable prospectus supplement will describe the specific terms of the offering of the common stock, including:

•	the name or names of any underwriters and managing underwriters, and, if required, any dealers or agents;

•	the purchase price of the common stock and the proceeds the selling shareholders will receive from the sale;

•	any underwriting discounts and commissions and other items constituting underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any commission paid to agents; and

•	any securities exchange or market on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in a sale, the common stock will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The common stock may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise set forth in any applicable prospectus supplement, the obligations of the underwriters to purchase the offered common stock will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the offered common stock if any is purchased.

If a dealer is used in the sale of any of the common stock, the selling shareholders or an underwriter will sell the common stock to the dealer, as principal. The dealer may then resell the common stock to the public at varying prices to be determined by the dealer at the time of resale. Dealers engaged by the selling shareholders may allow other dealers to participate in resales. To the extent required, we will set forth in a prospectus supplement the names of the dealers and the terms of any such transactions.

The selling shareholders also may sell all or a portion of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act in reliance upon Rule 144 under the Securities Act provided the selling shareholders meet the criteria and conform to the requirements of that rule, Section 4(1) of the Securities Act or other applicable exemptions, regardless of whether the shares of common stock are covered by the registration statement of which this prospectus forms a part.

Agents may from time to time be used to solicit offers to purchase the common stock. If required, we will name in an applicable prospectus supplement any agent involved in the offer or sale of the common stock and set forth the terms of any such transactions. Unless otherwise indicated in a prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Underwriters or agents could make sales in privately negotiated transactions or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined under the Securities Act, which includes sales made directly on The Nasdaq Global Market, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange. The selling shareholders are not making an offer of our common stock in any state or jurisdiction that does not permit such an offer.

The selling shareholders may directly solicit offers to purchase the common stock and may make sales of common stock directly to institutional investors or others. Additionally, the selling shareholders may offer and sell shares other than for cash. To the extent required, a prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process used.

The selling shareholders may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If an applicable prospectus supplement indicates, in connection with such transactions, the third parties may sell securities covered by this prospectus and any applicable prospectus supplement, including in short sale transactions, in accordance with applicable law. If so, the third party may use securities pledged by the selling shareholders or borrowed from the selling shareholders or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the selling shareholders or others in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if required, will be identified in an applicable prospectus supplement or in a post-effective amendment. The selling shareholders also may loan or pledge shares of common stock covered by this prospectus and any applicable prospectus supplement to third parties, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus and an applicable prospectus supplement.

In connection with the sale of the common stock, underwriters, brokers, dealers or agents may receive compensation from the selling shareholders or from purchasers of the common stock for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the common stock to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. The selling shareholders, underwriters, dealers and agents that participate in the distribution of the common stock, and any institutional investors or others that purchase common stock directly and then resell the common stock, may be deemed to be “underwriters” as defined by the Securities Act, and any discounts, concessions or commissions received by them from the selling shareholders, and any profit on the resale of the common stock by them, may be deemed to be underwriting discounts and commissions under the Securities Act. Further, because the selling shareholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, the selling shareholders may be subject to the prospectus delivery requirements of the Securities Act.

In addition, compensation as to a particular underwriter, broker-dealer or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving shares. The aggregate maximum compensation that underwriters, dealers or agents will receive in connection with the sale of common stock under this prospectus and the registration statement of which it forms a part will not exceed any applicable FINRA limitations.

We or the selling shareholders may provide indemnification to underwriters, dealers, agents and others who participate in the distribution of the common stock with respect to some liabilities, including liabilities arising under the Securities Act, and provide contribution with respect to payments that they may be required to make in connection with such liabilities. The terms and conditions of any indemnification or contribution will be described in an applicable prospectus supplement. We have agreed to indemnify the selling shareholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus. We will bear all reasonable expenses, other than underwriting discounts and commissions, incurred in connection with the registration of the shares of our common stock offered by the selling shareholders under this prospectus, including, without limitation, all registration, listing and qualification fees, printers and accounting fees, and the fees and disbursements of counsel for us (but not including fees and disbursements for counsel for the Deerfield Funds).

If indicated in an applicable prospectus supplement, the selling shareholders may authorize underwriters or agents to solicit offers by specific institutions to purchase common stock pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.

In all cases, the selling shareholders must approve the contracting institutions. The obligations of any purchaser under any payment and delivery contract will be subject to the condition that the purchase of the common stock is not, at the time of delivery, prohibited by applicable law.

Unless otherwise indicated in an applicable prospectus supplement or the common stock is already trading on a national securities exchange or market, we do not intend to apply for the listing of any class of securities on a national securities exchange or market. If any of the shares of common stock are sold to or through underwriters, the underwriters may make a market in the common stock, as permitted by applicable laws and regulations. No underwriter is obligated, however, to make a market in the common stock, and any market-making that is done may be discontinued at any time at the sole discretion of the underwriters. No assurance can be given as to the liquidity of, or trading markets for, our common stock.

In connection with an offering of common stock, underwriters may engage in stabilizing and syndicate covering transactions in accordance with applicable law. Underwriters may over-allot the offered shares in connection with an offering, creating a short position in their account. Syndicate covering transactions involve purchases of the offered common stock by underwriters in the open market after the distribution has been completed in order to cover syndicate short positions. The underwriters also may impose a penalty bid. Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the shares originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions. Stabilizing and syndicate covering transactions and penalty bids may cause the price of the offered shares of common stock to be higher than it would otherwise be in the absence of these transactions. These transactions, if commenced, may be discontinued at any time.

Some of the underwriters, dealers or agents, or their affiliates, may engage in transactions with or perform services for us or the selling shareholders in the ordinary course of business.

In order to comply with the securities laws of certain jurisdictions, if applicable, the common stock offered by this prospectus may be offered or sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions the common stock offered by this prospectus may not be offered or sold unless such common stock has been registered or qualified for sale in these jurisdictions or an exemption from registration or qualification is available and complied with.

LEGAL MATTERS

Unless otherwise stated in any applicable prospectus supplement, Perkins Coie LLP, Seattle, Washington, will opine as to the legality of the securities offered under this prospectus. As appropriate, legal counsel representing any selling shareholder, underwriters, dealers or agents will be named in any applicable prospectus supplement and may opine to certain legal matters.

EXPERTS

The financial statements and management’s assessment on the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to ZymoGenetics’ Annual Report on Form 10-K for the year ended December 31, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered accounting firm, given on the authority of said firm as experts in auditing and accounting.

1,500,000 Shares of Common Stock

PROSPECTUS

                                , 2008

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses, other than underwriting discounts, payable by the registrant in connection with the offering of the securities being registered.

SEC registration fee		$150
Blue Sky expenses		*
FINRA filing fees		*
The NASDAQ Global Market listing fee		*
Transfer Agent and registrar fee		*
Printing costs		*
Legal fees and expenses		*
Accounting expenses		*
Miscellaneous costs		*

Total	$	*

*	To be provided by amendment or as an exhibit to a filing with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated herein by reference.

We will bear all reasonable expenses, other than underwriting discounts and commissions, incurred in connection with the registration of the shares of our common stock offered by the selling shareholders under this prospectus, including, without limitation, all registration, listing and qualification fees, printers and accounting fees, and the fees and disbursements of counsel for us (but not including fees and disbursements for counsel for Deerfield Private Design Fund, L.P. and Deerfield Private Design International, L.P.).

Item 15. Indemnification of Directors and Officers

Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act (the “WBCA”) authorize a court to award, or a corporation’s board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”). Section 10 of the registrant’s Amended and Restated Bylaws provides for indemnification of the registrant’s directors, officers and, in certain instances, employees.

Section 23B.08.320 of the WBCA authorizes a corporation to limit a director’s liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, knowing violations of law or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Article 9 of the registrant’s Amended and Restated Articles of Incorporation and Section 10 of the registrant’s Amended and Restated Bylaws contain provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director’s liability to the registrant and its shareholders. The directors and officers of the registrant also may be indemnified against liability they may incur for serving in those capacities pursuant to liability insurance policies maintained by and indemnification arrangements with the registrant.

Any underwriting agreement that has been or will be filed as an exhibit hereto or incorporated by reference herein is expected to contain or will contain provisions whereby the underwriter or underwriters agree to indemnify the registrant and the selling shareholders, their directors and certain officers and other persons, and the registrant and selling shareholders, as applicable, agree to indemnify the underwriter or underwriters, their directors and certain officers and other persons.

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits

The following exhibits are filed as part of this registration statement:

Exhibit Number	Description
3.1	Articles of Amendment of ZymoGenetics, Inc. (incorporated by reference to Exhibit 3.1 to ZymoGenetics, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 (File No. 000-33489)), amending Amended and Restated Articles of Incorporation of ZymoGenetics, Inc. (incorporated by reference to Exhibit 3.1 to Amendment No. 1 to ZymoGenetics, Inc.’s Registration Statement on Form S-1 (Reg. No. 333-69190) filed on November 2, 2001).

3.2	Amended and Restated Bylaws of ZymoGenetics, Inc. (incorporated by reference to Exhibit 3.1 to ZymoGenetics, Inc.’s Current Report on Form 8-K (File No. 000-33489) filed on November 19, 2007).

4.1+	Form of Warrant to Purchase Common Stock of ZymoGenetics, Inc. relating to the Facility Agreement (incorporated by reference to Exhibit 10.6 to ZymoGenetic’s Quarterly Report on Form 10-Q (File No. 000-33489) filed on August 5, 2008).

4.2	Registration Rights Agreement dated June 26, 2008 among ZymoGenetics, Inc., Deerfield Private Design Fund, L.P. and Deerfield Private Design International, L.P. (incorporated by reference to Exhibit 10.5 to ZymoGenetic’s Quarterly Report on Form 10-Q (File No. 000-33489) filed on August 5, 2008).

4.3	Facility Agreement dated June 26, 2008 by and between ZymoGenetics, Inc., Deerfield Private Design Fund, L.P. and Deerfield Private Design International, L.P. (incorporated by reference to Exhibit 10.1 to ZymoGenetic’s Quarterly Report on Form 10-Q (File No. 000-33489) filed on August 5, 2008).

4.4	Amendment No. 1 to Facility Agreement dated October 22, 2008 by and between ZymoGenetics, Inc., Deerfield Private Design Fund, L.P., Deerfield Private Design International, L.P. and Deerfield ZG Corporation.

4.5	Promissory Note dated June 26, 2008, with issuer ZymoGenetics, Inc. and holder Deerfield Private Design International, L.P. (incorporated by reference to Exhibit 10.2 to ZymoGenetic’s Quarterly Report on Form 10-Q (File No. 000-33489) filed on August 5, 2008).

4.6	Promissory Note dated June 26, 2008, with issuer ZymoGenetics, Inc. and holder Deerfield Private Design Fund, L.P. (incorporated by reference to Exhibit 10.3 to ZymoGenetic’s Quarterly Report on Form 10-Q (File No. 000-33489) filed on August 5, 2008).

4.7	Royalty Agreement dated June 26, 2008 by and between ZymoGenetics, Inc., Deerfield Private Design Fund, L.P. and Deerfield Private Design International, L.P. (incorporated by reference to Exhibit 10.4 to ZymoGenetic’s Quarterly Report on Form 10-Q (File No. 000-33489) filed on August 5, 2008).

4.8	Amendment No. 1 to Royalty Agreement dated October 22, 2008 by and between ZymoGenetics, Inc., Deerfield Private Design Fund, L.P., Deerfield Private Design International, L.P. and Deerfield ZG Corporation.

5.1	Opinion of Perkins Coie LLP.

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2	Consent of Perkins Coie LLP (included in its opinion filed as Exhibit 5.1 hereto).

24.1	Power of Attorney (included on signature page).

+	Portions of this exhibit have been omitted based on a request for confidential treatment from the SEC, which the SEC has granted. The omitted portions of this exhibit have been filed separately with the SEC.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on December 5, 2008.

ZYMOGENETICS, INC.

By:	/s/ Bruce L.A. Carter, Ph. D.
Name:	Bruce L.A. Carter, Ph.D.
Title:	Chief Executive Officer and Chairman of the Board

Each person whose signature appears below hereby constitutes and appoints Bruce L.A. Carter, Ph.D. and James A. Johnson, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments), and any and all additions to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated below as of December 5, 2008.

Signature	Title

/s/ Bruce L.A. Carter, Ph.D. Bruce L.A. Carter, Ph.D.	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)

/s/ James A. Johnson James A. Johnson	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

/s/ James A. Harper James A. Harper	Director

/s/ Judith A. Hemberger, Ph.D. Judith A. Hemberger, Ph.D.	Director

/s/ David I. Hirsh, Ph.D. David I. Hirsh, Ph.D.	Director

/s/ Jonathan S. Leff Jonathan S. Leff	Director

/s/ Kurt Anker Nielsen Kurt Anker Nielsen	Director

Signature	Title

/s/ Edward E. Penhoet, Ph.D. Edward E. Penhoet, Ph.D.	Director

/s/ Lars Rebien Sørensen Lars Rebien Sørensen	Director

INDEX TO EXHIBITS

Exhibit Number	Description
3.1	Articles of Amendment of ZymoGenetics, Inc. (incorporated by reference to Exhibit 3.1 to ZymoGenetics, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 (File No. 000-33489)), amending Amended and Restated Articles of Incorporation of ZymoGenetics, Inc. (incorporated by reference to Exhibit 3.1 to Amendment No. 1 to ZymoGenetics, Inc.’s Registration Statement on Form S-1 (Reg. No. 333-69190) filed on November 2, 2001).

3.2	Amended and Restated Bylaws of ZymoGenetics, Inc. (incorporated by reference to Exhibit 3.1 to ZymoGenetics, Inc.’s Current Report on Form 8-K (File No. 000-33489) filed on November 19, 2007).

4.1+	Form of Warrant to Purchase Common Stock of ZymoGenetics, Inc. relating to the Facility Agreement (incorporated by reference to Exhibit 10.6 to ZymoGenetic’s Quarterly Report on Form 10-Q (File No. 000-33489) filed on August 5, 2008).

4.2	Registration Rights Agreement dated June 26, 2008 among ZymoGenetics, Inc., Deerfield Private Design Fund, L.P. and Deerfield Private Design International, L.P. (incorporated by reference to Exhibit 10.5 to ZymoGenetic’s Quarterly Report on Form 10-Q (File No. 000-33489) filed on August 5, 2008).

4.3	Facility Agreement dated June 26, 2008 by and between ZymoGenetics, Inc., Deerfield Private Design Fund, L.P. and Deerfield Private Design International, L.P. (incorporated by reference to Exhibit 10.1 to ZymoGenetic’s Quarterly Report on Form 10-Q (File No. 000-33489) filed on August 5, 2008).

4.4	Amendment No. 1 to Facility Agreement dated October 22, 2008 by and between ZymoGenetics, Inc., Deerfield Private Design Fund, L.P., Deerfield Private Design International, L.P. and Deerfield ZG Corporation.

4.5	Promissory Note dated June 26, 2008, with issuer ZymoGenetics, Inc. and holder Deerfield Private Design International, L.P. (incorporated by reference to Exhibit 10.2 to ZymoGenetic’s Quarterly Report on Form 10-Q (File No. 000-33489) filed on August 5, 2008).

4.6	Promissory Note dated June 26, 2008, with issuer ZymoGenetics, Inc. and holder Deerfield Private Design Fund, L.P. (incorporated by reference to Exhibit 10.3 to ZymoGenetic’s Quarterly Report on Form 10-Q (File No. 000-33489) filed on August 5, 2008).

4.7	Royalty Agreement dated June 26, 2008 by and between ZymoGenetics, Inc., Deerfield Private Design Fund, L.P. and Deerfield Private Design International, L.P. (incorporated by reference to Exhibit 10.4 to ZymoGenetic’s Quarterly Report on Form 10-Q (File No. 000-33489) filed on August 5, 2008).

4.8	Amendment No. 1 to Royalty Agreement dated October 22, 2008 by and between ZymoGenetics, Inc., Deerfield Private Design Fund, L.P., Deerfield Private Design International, L.P. and Deerfield ZG Corporation.

5.1	Opinion of Perkins Coie LLP.

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2	Consent of Perkins Coie LLP (included in its opinion filed as Exhibit 5.1 hereto).

24.1	Power of Attorney (included on signature page).

+	Portions of this exhibit have been omitted based on a request for confidential treatment from the SEC, which the SEC has granted. The omitted portions of this exhibit have been filed separately with the SEC.